UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2001
                                                  ------------------------------

                           COVER-ALL TECHNOLOGIES INC.
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             (Exact name of Registrant as Specified in its Charter)

           Delaware                   0-13124                     13-2698053
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(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)

                18-01 Pollitt Drive, Fair Lawn, New Jersey 07410
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code (201) 794-4800
                                                   -----------------------------

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

      In a press release dated January 16, 2001, Cover-All Technologies Inc. (the "Company") announced that Care Corporation Limited has defaulted on its obligation to pay to the Company its semi-annual principal payment owed under its promissory note dated March 31, 1998. Care failed to make the scheduled payment of $250,000 and, accordingly, the Company has exercised its right to accelerate all remaining amounts due under the note, which totals $2,250,000. The Pledge Agreement between the Company and Care provides that in the event of a default by Care, the Company may only look to and proceed against for payment Care's 2,500,000 shares of the Company's common stock, $.01 par value per share, pledged to and held by the Company as collateral on the Care note. In addition, the Company announced that, pursuant to the Pledge Agreement, the Company on January 16, 2001 transferred and is registering in its name the 2,500,000 shares of the Company's common stock owned by Care.

      Mark Johnston, the Company's Chairman and Interim Chief Financial Officer, is an executive director of Care and owns a majority of the interests in Care. Care was the Company's single largest shareholder at the time of the default. Mr. Johnston, through the trusts Software Investments Limited and Vault Management Limited, continues to control the largest number of shares of the Company's common stock.

      The balance of the undiscounted Care note at December 31, 2000 was $2,250,000, of which $1,250,000 was classified as currently due. The discounted long-term portion of the Care note at December 31, 2000 of $1,000,000 was $824,551, net of unearned interest of $175,449. As a result of Care's default, the Company will write off the undiscounted current and discounted long-term portions of the Care note for these amounts. The Company will record the 2,500,000 shares of its common stock received from Care as treasury stock valued at approximately $675,000 based upon the market price of the shares on January 16, 2001. The difference between the value of treasury stock and the undiscounted current and discounted long-term portions of the Care note will be recorded as loss of approximately $1,400,000 in the fourth quarter of 2000. By taking back from Care the 2,500,000 shares of the Company's common stock pledged under the note, the Company will also have reduced its total shares outstanding by 2,500,000.

      A copy of the release is attached.

Item 7. Exhibits.

      (c) Exhibits.

            99.1 Press Release, dated January 16, 2001.


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

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          COVER-ALL TECHNOLOGIES INC.


Date: January 17, 2001            By: /s/ John Roblin
                                      ------------------------------------------
                                      John Roblin, President and Chief Executive
                                           Officer


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